ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2013 Q3 Corporate Presentation

November 20, 2013 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2013 Q3 and Year-to-Date Results
- Business Operations Update
- 2013 Full Year Forecast and Future Initiatives

2013 Q3 and Year-to-Date Results

CHINANET ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year	December 31
Stock Price （as of market close on November 15, 2013）	$0.81
Shares Outstanding- common shares	22.38 M
Market Capitalization （as of market close on November 15, 2013）	$18.13 M
Management Ownership	34%
Revenue Q3 2013 (unaudited)	$7.5 M
Net Income attributable to ChinaNet Online Holdings, Inc. Q3 2013 (unaudited)	$1.2 M
Weighted average common shares outstanding:(1)	22.4 M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of September 30, 2013, the Company had 2.4 M warrants outstanding with a weighted average exercise price of $3.52 and 0.94 M options outstanding with a weighted average exercise price of $1.42.

ChinaNet Online

2013 Q3 Results (USD in thousands)

	2013Q3	2012Q3	Change%
Revenue	7,481	10,287	-27%
COGS	3,366	6,163	-45%
Gross Profit	4,115	4,124	-0.2%
Net Income	1,140	1,443	-21%
Net Income (after minority)	1,159	1,220	-5%

The main reasons for such fluctuations:

1. The reason for the decrease in revenue and cost of revenue is primarily due to the decrease in TV advertising revenue and cost of revenue;
2. Over gross margin improved from 40% to 55%, resulted from decrease in low margin TV advertising revenue, which accounted for 7.5% of our total revenue of Q3 2013 as compared to 31.5% of Q3 2012;
3. For Q3 2013, we provided approximately $0.2 million of allowance for doubtful debts.

2013 Q3 Results by Segment (USD in thousands)

	2013 Q3				2012 Q3			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	6,071	560	71	779	5,650	3,238	72	1,327
COGS	2,406	503	1	456	2,522	3,162	7	472
Gross Profit	3,665	57	70	323	3,128	76	65	855

The other key points:

1. Cash position : $8.38 million (including $3.45 million of term deposit);
2. Accounts receivable, net : $10.77 million;
3. 2013 Q3 Internet segment has a 7% increase in revenue, a 9% increase in gross margin ratio and a 27% increase in customer number, as compared to 2012 Q3.

The main financial focus in Q4 2013:

To reduce receivables and to increase accounts receivable turnover rate.

ChinaNet Online

2013 Year-to-Date Results (USD in thousands)

	2013 YTD	2012 YTD	% Change
Revenue	23,422	38,349	-39%
COGS	13,123	28,065	-53%
Gross Profit	10,299	10,284	+0.1%
Net Income	1,545	2,195	-30%
Net Income (after minority)	1,623	1,749	-7%

The main reasons for such fluctuations:

1. The reason for the decrease in revenue and cost of revenue is primarily due to the decrease in TV advertising revenue and cost of revenue;
2. Overall gross margin improved from 27% to 44%, resulted from decrease in low margin TV advertising revenue, which accounted for 24.3% of our total revenue of the first nine months 2013 as compared to 51.5% of the first nine months 2012.
3. For the first nine months of 2013 and 2012, we provided approximately $1.0 million and $0.6 million of allowance for doubtful debts, respectively.

ChinaNet Online

2013 Year-to-Date Results by Segment (USD in thousands)

	2013 YTD				2012 YTD			
	Internet	TV	Bank Kiosk	BMSB	Internet	TV	Bank Kiosk	BMSB
Revenue	15,318	5,687	211	2,206	15,353	19,751	214	3,031
COGS	6,670	5,246	1	1,206	7,447	19,519	19	1,080
Gross Profit	8,648	441	210	1,000	7,906	232	195	1,951

ChinaNet Online

Balance Sheet

USD in thousands

	As of December 31,					As of September 30,
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 $('000) (unaudited)
Cash and cash equivalents (including term deposit)	2,679	13,917	15,590	10,695	8,840	8,379
Accounts receivable, net	978	3,173	4,319	4,444	8,486	10,772
Other receivables, net	-	2,636	7,811	3,631	3,103	2,285
Prepayment and deposit to suppliers	4,072	4,111	3,325	15,360	14,596	15,115
Investment in and advance to equity investment affiliates	-	-	7,162	1,396	959	845
Property and equipment, net	678	1,355	2,010	1,902	1,636	1,280
Intangible assets, net	-	-	51	8,151	7,167	6,559
Goodwill	-	-	-	10,999	11,083	11,380
Total assets	8,813	25,764	41,996	57,282	56,918	60,798

ChinaNet Online

Balance Sheet

USD in thousands

	As of December 31,					As of September 30,
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000) (unaudited)
Total liabilities	5,423	14,631	6,285	9,728	12,073	14,182
Preferred stock and Common Stock	10	20	20	22	22	22
Additional paid-in capital	603	10,574	18,614	20,747	20,008	19,860
Statutory reserves	304	372	1,587	2,117	2,296	2,296
Retained earnings	2,370	50	14,630	16,688	19,505	21,128
Accumulated other comprehensive income	103	117	930	2,132	2,393	3,462
Noncontrolling interest	-	-	(70)	5,848	621	(152)
Total equity	3,390	11,133	35,711	47,554	44,845	46,616

ChinaNet Online

Cash flows Statement

USD in thousands

	Year ended December 31,					Nine Months Ended September 30,	
	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000) (unaudited)	2012 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	821	4,617	11,582	(603)	5,028	2,812	2,467
Net cash provided by (used in) Investing Activities	(497)	(930)	(9,373)	(6,084)	(9,919)	(4,276)	(4,467)
Net cash provided by (used in) Financing Activities	1,981	7,544	(767)	1,482	(385)	804	(226)
Effect of exchange rates changes	57	7	231	310	64	110	44
Net Change in Cash & Cash Equivalents	2,362	11,238	1,673	(4,895)	(5,212)	(550)	(2,182)

BUSINESS OPERATIONS UPDATE

CHINANET ONLINE HOLDINGS, INC.

2013 Q3 Business Operations Update

- ChinaNet hosted its 10-year Anniversary and Customer Sharing Conference ("the Conference") in Zhengjie Palace Hot Spring Hotel in Beijing, China from August 17th to 18th, 2013. The Company secured over $1 million of new contract signings during the 2-day conference. At the Conference, the Company celebrated its achievements over the past decade and introduced the latest services, including "366 value added service platform", to its customers. Over 250 guests and employees participated in the Conference. Executives from ChinaNet's close business partners, such as Baidu, Qihu (360), China Business Journal, Source for Enterprise Group, Skylife Group, and Guangfa Technology Co., Ltd. also attended the event.

- ChinaNet participated in the 2013 China Best Ideas Investment Conference held at the Four Seasons Hotel in Beijing on September 10, 2013. The 2013 China Best Ideas Investment Conference, hosted by CCG and Marcum Bernstein & Pinchuk. The conference provided investors with the opportunity to meet with senior management of Chinese companies that have weathered the storm of economic uncertainty and have shown a strong commitment to shareholder value. This one-day event featured 30 companies in the healthcare, technology, consumer products and specialty industrial sectors. The conference drew over 300 investors, including fund managers, private equity, analysts, family offices, investment advisors and high net worth individuals.

- Liansuo.com, participated in the 2013 Chinese Franchise Expo held at the Shanghai International Exhibition Center on September 14th through September 16th, 2013. This year is the 10-year anniversary of the Chinese Franchise Expo. The Expo attracted several new brands, including Burger King and Gelato Di Natura from Italy. As the strategic partner of the live webcast of the 2013 Chinese Franchise Expo, Liansuo.com invited various business leaders to share their valuable experiences and expertise regarding the franchise industry.

ChinaNet Online

Competitors and the Associated Websites- as of November 15, 2013

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	402,000	3,296,400	4,761	76	8.2
	Liansuo.com（2011）	63,000	1,134,000	9,120	78	18
	Chuangye.com （2011）	2,700	3,240	587,734	1548	1.2
	Sooe.cn (2011)	19,200	24,960	72,040	76	1.3
Direct Competitor	78.cn	4,800	16,800	5,674	304	3.5
	3158.com	24,600	127,920	53,040	112	5.2
	Jiameng.com	720	1,440	2,953	236	2
	Jmw.com.cn	134,400	1,693,440	3,806	428	12.6
	51jam.com	52,800	1,320,000	36,926	82	25
Potential Competitor	Entrepreneur	888,000	1,793,760	1,020	925	2.02
	Alibaba（entrepreneur）	9,018,000	74,037,780	63	3448	8.21

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels.

ChinaNet Online

2013 Full Year Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

2013 Q4 Business Initiatives

- 28.com and Liansuo.com, launched a large scale promotional campaign to help entrepreneurs and franchisees secure funding and services for their businesses. These initiatives have taken place over the past month, attracting thousands of participants so far. All of ChinaNet's operating subsidiaries, including 28.com, Liansuo.com, Chuangye.com and sooe.cn will help the winners launch and support their business ventures.

- 28.com was a title sponsor of a new TV series — "Da Gou Gun" — on Chongqing TV. The new show has been run two episodes per day on prime time starting October 14, 2013. As the title sponsor of this show, 28.com will run six advertising spots per show. Being the title sponsor of this popular show will increase awareness for 28.com among millions of viewers. We look forward to showcasing our wide array of services to the general public through these ads.

- 28.Com will help promote Joy Paradise in Huailai, Hebei Province to consumers and businesses. Joy Paradise is one of the largest retail shopping centers under construction in Hebei Province. Located approximately 1,200 kilometers from Beijing, the state-of-the-art complex will span over 160,000 square feet, with close to 300 shops. ChinaNet will introduce this new commercial center to clients who are interested in establishing a retail location in Huailai. With its headquarters in Beijing and relationships with thousands of small and medium sized enterprises (SMEs), including hundreds of retailers, 28.com will be a valuable marketing partner for Joy Paradise.

2013 Q4 Business Initiatives

- ChinaNet hosted government officials from Quanzhou, Fujian Province to discuss various cultural and creative industry projects. ChinaNet will work with other advertising and marketing partners to help local businesses and leaders identify creative projects and talent. Quanzhou is a special city in China. 70 of sport brands come from Quanzhou. ChinaNet's Chairman and CEO Handong Cheng presented an overview of ChinaNet's service offerings to seven government leaders from the city of Quanzhou. ChinaNet's technical team also demonstrated its new marketing technology platform for the guests, showing how these tools could be used by small and medium sized businesses throughout Fujian Province to increase their sales and marketing. Quanzhou is an important and growing market for us. We have hundreds of clients in Fujian Province, including several footwear and beverage manufacturers. By building a stronger relationship with civic leaders and entrepreneurs, we have an opportunity to significantly increase the overall economic growth and client base in Fujian.

- Liansuo.com participated in the inaugural China Franchise Exhibition held at the Chengdu Century International Convention Center from November 14th to 16th. ChinaNet representatives will network with franchise owners and local government representatives to discuss Liansuo.com and other ChinaNet products and services. This is China Franchise Association's first event to be held in Chengdu. Chengdu is home to over 14 million residents and 10,000 small and medium sized businesses.

2013 Q4 Business Initiatives

- **Liansuo.com Signs New Customer**

Liansuo.com, signed an agreement with Beijing Origus Food Co., Ltd.("Origus") to help expand Origus' franchise in China and internationally.

"This is an important new client for Liansuo.com," explained George Chu, Chief Operating Officer of ChinaNet. "Origus established a strong brand name in China and expanded to over 100 franchised stores domestically. We will help them further accelerate their franchise expansion in China and abroad."

Origus, a pioneer of the pizza buffet concept in China, was founded in 1998. It has grown from its original location in Pittsburgh, Pennsylvania to hundreds of locations in more than 20 provinces in China. Separate from the buffet, Origus also provides other dining options, including corporate catering and take-out. Origus was a designated caterer of the 2008 Beijing Olympic Press Center. Liansuo.com will provide online advertising and marketing to help Origus further increase its brand recognition among consumers and entrepreneurs and open more franchise restaurants in second and third tier cities in China.


好伦哥
Origus

ChinaNet Online

2013 Q4 Business Initiatives

“Strategic cooperation and development with Dachan Food”

ChinaNet will develop a new APP for catering sector collaborated with DaChan Food (Asia) Limited. Technical team of ChinaNet provided the interface bridging of the AR core technology. On this basis, Dachan adjusted this technical and applied it on their latest products APP. This APP will release two versions of iOS and Android and complete in Q1 2014.

The APP will provide users with new audition experience , the main features are : 1. Shows the latest information of products; 2. Combined Baidu Maps API to do branch display, to inform customers of the new stores; 3. using a mobile phone camera to align products' Logo , the AR technology of APP will automatically identify the logo, and the video about the product will be promotional played . After watching the video, the customers may participate in sweepstakes, this activity will increase interaction to attract customers .





2013 Q4 Business Initiatives

"Joint-Product Development with Baidu"- Omni-Channel Management Console


Video
ENP
News
Other
Q&A
Yellow-Page
Keyword
Micro-blog
Inform Verification & Release
Traffic Analysis & Review
Leads Converstion and Analysis
Sematic Moniitor and Analysis（Baidu REP)
Internet Influence（Baidu PR）
Cloud Database Management System

2013 Q4 Business Initiatives

Potential Acquisitions:

Potential Acquisition Categories	Categories description
Mobile Cloud Dealer Management System	Including dealer franchisees, tracking order payment case, and other functions
Mobile Cloud Sales Management Solution	The new generation of framework free POS management system on mobile, e.g. the IPAD as the POS front desk program, and combined with the cloud management system
Mobile Cloud Membership Bonus System	The cloud consumer bonus Member program, you can operate it cross-shop and cross-industry.
Mobile Cloud Ordering System Solution	Combined with smartphones, it can order everywhere and serve in the shop .

2013 Full Year Guidance

	2013 (Estimated)
Revenues	$30 million
Net Income*	$1.2 million

• Non-GAAP net income attributable to ChinaNet Online Holdings, Inc.

ChinaNet Online

Thank you !

ChinaNet Online

connecting dreams for success